Exhibit 23.1




                           Consent of Independent Auditors

          We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-2 No. 33-57259) and related Prospectus of American Annuity Group, Inc. and to the incorporation by reference therein of our report dated March 13, 1995, with respect to the consolidated financial statements and schedules of American Annuity Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.





                                                  ERNST & YOUNG LLP

          Cincinnati, Ohio
          March 16, 1995